As filed with the Securities and Exchange Commission on June 30, 2004

Registration No. 333-115274

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	7371	77-0118518

(State or other jurisdiction of	Primary Standard	(I.R.S. Employer
incorporation or organization)	Industrial Classification Code Number	Identification Number)

2381 Bering Drive
San Jose, California 95131
(408) 434-0110

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Francis F. Lee
President and Chief Executive Officer
2381 Bering Drive
San Jose, California 95131
(408) 434-0110

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Robert S. Kant, Esq.
Brian H. Blaney, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

	Proposed maximum aggregate
Title of each class of securities to be registered(1)(2)	offering price(3)	Amount of registration fee(4)
Common Stock, $.001 par value, and Preferred Stock, $.001 par value	$100,000,000	$12,670

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Such shares also are being registered for resale from time to time by certain selling shareholders.

(3)	Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

(4)	A filing fee in the amount of $12,670 was previously paid in connection with the filing of the Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2004

PROSPECTUS

[INSERT LOGO]

SYNAPTICS INCORPORATED

     This prospectus covers shares of common stock and preferred stock that we may issue and sell from time to time in connection with acquisitions by us of other businesses. We expect the terms of any such acquisitions will be determined by negotiations with the owners or controlling persons of the businesses to be acquired and the shares issued in connection with such acquisitions will be valued at prices reasonably related to market prices current either at the time of agreement on the terms of an acquisition or at or about the time of delivery of the shares.

     No underwriting discounts or commissions will be paid, although finder’s fees may be paid from time to time in connection with specific acquisitions. Any person receiving such fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     Our common stock is traded on the Nasdaq National Market under the symbol “SYNA.” Application will be made to list the shares of common stock offered hereby on the Nasdaq National Market.

     We will pay all expenses of the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.
Any representation to the contrary is a criminal offense.

The date of this prospectus is

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Through our website at www.synaptics.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. You also may read and copy any document we file at the public reference facility maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

     This prospectus is part of a registration statement on Form S-4 that we filed with the SEC to register the shares offered hereby under the Securities Act of 1933. This prospectus does not contain all the information included in the registration statement. You may obtain the registration statement and exhibits to the registration statement as set forth above.

FORWARD-LOOKING STATEMENTS

     This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

     Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Business – Risk Factors” in our Form 10-K for the year ended June 30, 2003. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We do not have any obligation to release updates or any changes in events, conditions, or circumstances on which any forward-looking statement is based or to conform those statements to actual results.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

     We incorporate by reference into this prospectus the following documents:

•	Annual Report on Form 10-K for the year ended June 30, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended September 27, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended December 27, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended March 27, 2004.

•	Proxy Statement filed with the SEC on September 15, 2003.

•	The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 000-49602) as filed with the SEC on January 24, 2002.

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•	All documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before effectiveness of this registration statement, and after the date of this prospectus and before the termination of this offering.

     You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Synaptics Incorporated
2381 Bering Drive
San Jose, California 95131
(408) 434-0110

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

OUR COMPANY

     We are the leading worldwide developer and supplier of custom-designed user interface solutions for notebook computers. In our fiscal year ended June 30, 2003, we estimate that more than half of all notebooks shipped contained our products. Our original equipment manufacturer, or OEM, customers include the world’s ten largest PC OEMs. We generally supply our OEM customers through their contract manufacturers, which take delivery of our products and pay us directly for them. These contract manufacturers include Arima, Compal, Elitegroup Computers, Foxconn, Inventec, and Shanghai Yi Hsin.

USE OF PROCEEDS

     We will not receive any cash proceeds from sales of the stock covered by this prospectus. We will, however, acquire assets or stock in connection with acquisitions and may receive proceeds upon the exercise of options, warrants, convertible securities, or other securities we issue or assume in connection with acquisitions.

DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue 60,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of undesignated preferred stock, $.001 par value. At March 31, 2004, we had outstanding 24,814,164 shares of common stock and had reserved approximately 5,536,896 shares of common stock for issuance with respect to options outstanding under various stock option plans. No shares of preferred stock were outstanding at that time. The following description of our capital stock is intended to be a summary and does not describe all provisions of our certificate of incorporation or bylaws or Delaware law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our certificate of incorporation and bylaws.

Common Stock

     Holders of shares of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor, subject to the prior dividend rights of any shares of preferred stock from time to time outstanding. Historically, we have not declared or paid cash dividends.

     Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. In the event of any liquidation, dissolution, or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any shares of preferred stock then outstanding, holders of shares of common stock are entitled to ratable distribution

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of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not entitled to pre-emptive rights. The issued and outstanding shares of common stock are fully paid and nonasseable.

Preferred Stock

     Our certificate of incorporation authorizes our board of directors, without any vote or action by the holders of our common stock, to issue preferred stock from time to time in one or more series. Our board of directors is authorized to determine the number of shares and to fix the designations, powers, preferences, and the relative, participating, optional, or other rights of any series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the Nasdaq National Market or other organizations on which our securities are then quoted or listed. Depending upon the terms of preferred stock established by our board of directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon our liquidation. If any shares of preferred stock are issued with voting powers, the voting power of the outstanding common stock would be diluted.

Stockholders’ Rights Plan

     We have a Stockholders’ Rights Plan that may have the effect of deterring, delaying, or preventing a change in control that might otherwise be in the best interests of our stockholders. In general, stock purchase rights issued under the Plan become exercisable when a person or group acquires 15% or more of our common stock or a tender offer or exchange offer of 15% or more of our common stock is announced or commenced. After any such event, our other stockholders may purchase additional shares of our common stock at 50% of the then-current market price. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors since the rights may be redeemed by us at $0.01 per stock purchase right at any time before any person or group acquires 15% or more of our outstanding common stock. The rights expire in August 2012.

PLAN OF DISTRIBUTION

     This prospectus covers shares of common stock and preferred stock that we may issue in connection with the acquisition of assets, stock, or businesses, whether by purchase, merger, or any other form of business combination. It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, or securities to be acquired and that the shares of stock issued will be valued at prices reasonably related to the market price of our common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. In addition to shares of our stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including the payment of cash, the issuance of notes or other forms of indebtedness, the assumption of liabilities, or any combination of these items. As of the date of this prospectus, we did not have any plans or arrangements to enter into acquisition agreements with any other businesses, nor had we entered into any currently effective letters of intent with any acquisition candidates.

     In addition, we may issue our stock pursuant to this prospectus and applicable prospectus supplement or post-effective amendment to acquire the assets, stock, or business of debtors in cases under the U.S. Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock, or business. The stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable U.S. Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

     The stock we issue pursuant to this prospectus and applicable prospectus supplement or post-effective amendment in these transactions may be reoffered pursuant to this prospectus and a prospectus supplement by the holders thereof from time to time in transactions on the Nasdaq National Market, in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices, or at negotiated prices. These selling stockholders may sell their shares of stock to or through broker-dealers, and the

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broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling holders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both.

     We will bear all expenses in connection with the registration of the stock being resold by selling holders, other than selling discounts and commissions and fees and expenses of the selling holders. The terms for the issuance of common stock may include provisions for the indemnification of the selling holders for specified civil liabilities, including liabilities under the Securities Act of 1933. The selling stockholders and any brokers, dealers, or agents that participate in the distribution of the stock may be deemed to be underwriters, and any profit on the sale of stock by them and any discounts, concessions or commissions received by any of these underwriters, brokers, dealers or agents may constitute underwriting discounts and commissions under the Securities Act.

     The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase the shares as principal.

     In order to comply with the securities laws of certain states, if applicable, our stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our stock may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain members of such firm beneficially owned 6,000 shares of our common stock as of the date of this prospectus.

EXPERTS

     The consolidated financial statements and the related financial statement schedule of Synaptics Incorporated as of and for the year ended June 30, 2003 have been incorporated by reference herein, and in the registration statement, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

     Ernst & Young LLP, independent registered public accounting firm, have audited our 2002 and 2001 consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The Certificate of Incorporation and Bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).

     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

Item 21. Exhibits and Financial Statement Schedules

Exhibit
Number	Exhibit
4.1	Form of Certificate of Common Stock(1)

4.2	Rights Agreement, dated as of August 15, 2002, between Synaptics Incorporated and American Stock Transfer & Trust Company, as Rights Agent(2)

*5.1	Opinion of Greenberg Traurig, LLP

*23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of independent auditors, KPMG LLP

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

*	Previously filed with Form S-4 as filed with the SEC May 7, 2004.

(1)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended June 30, 2002 as filed with the SEC on September 12, 2002.

(2)	Incorporated by reference to Exhibit 4(b) to the Registrant’s Form 8-A as filed with the SEC on August 16, 2002.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (g) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (j) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (k) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on the 30th day of June, 2004.

SYNAPTICS INCORPORATED
By:	/s/ Francis F. Lee
Francis F. Lee
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Capacity	Date
	/s/ Federico Faggin*	Chairman of the Board	June 30, 2004

Federico Faggin

	/s/ Francis F. Lee	President, Chief Executive Officer,	June 30, 2004
and Director
	Francis F. Lee	(Principal Executive Officer)

	/s/ Russell J. Knittel	Senior Vice President, Chief Financial	June 30, 2004
Officer, Chief Administrative Officer,
	Russell J. Knittel	Secretary, Treasurer, and Director
(Principal Financial and Accounting Officer)

	/s/ Keith B. Geeslin*	Director	June 30, 2004

Keith B. Geeslin

	/s/ Richard L. Sanquini*	Director	June 30, 2004

Richard L. Sanquini

	/s/ W. Ronald Van Dell*	Director	June 30, 2004

W. Ronald Van Dell

*By:	/s/ Russell J. Knittel		June 30, 2004

Russell J. Knittel
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Form of Certificate of Common Stock(1)

4.2	Rights Agreement, dated as of August 15, 2002, between Synaptics Incorporated and American Stock Transfer & Trust Company, as Rights Agent(2)

*5.1	Opinion of Greenberg Traurig, LLP

*23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of independent auditors, KPMG LLP

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

*	Previously filed with Form S-4 as filed with the SEC May 7, 2004.

(1)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended June 30, 2002 as filed with the SEC on September 12, 2002.

(2)	Incorporated by reference to Exhibit 4(b) to the Registrant’s Form 8-A as filed with the SEC on August 16, 2002.